Bitcoin Shop, Inc.

Corporate Presentation

(OTC QB: BTCS)

May 2014

Safe Harbor

The following presentation is an outline of matters for informational purposes only. This document does not constitute an offer to sell or a solicitation of an offer to buy any securities of Bitcoin Shop, Inc. ("Bitcoin Shop", "BTCS", "we" or "us").

While we believe the information provided herein is reliable, as of the date hereof, neither Bitcoin Shop nor any of its affiliates, subsidiaries, directors, officers, employees, agents and consultants (i) makes any representation or warranty as to the accuracy or completeness of the information contained in this document, (ii) undertakes any obligation to update any information contained herein, except to the extent required by applicable law, or (iii) takes any responsibility under any circumstances for any loss or damage suffered as a result of any omission, inadequacy, or inaccuracy in this document, except to the extent required by applicable law. The following presentation is intended as a summary only, contains selected information and does not purport to be all-inclusive or to contain all of the information that may be relevant to a decision to invest in our securities. You should not rely upon this document in evaluating the merits of investing in our securities. Any decision with respect to an investment in our securities should be made based solely upon appropriate examination of our business, including an examination of our filings with the Securities and Exchange Commission ("SEC") and the "Risk Factors" contained therein.

The following presentation contains statements, estimates, forecasts and projections with respect to future performance and events, which constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent and belief or current expectations of Bitcoin Shop and its affiliates and subsidiaries and their respective management teams. These statements may be identified by the use of words like "anticipate", "believe", "estimate", "expect", "intend", "may", "plan", "will", "should", "seek" and similar expressions and include any financial projections or estimates or pro forma financial information set forth herein. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from our expectations include, without limitation, those detailed in our filings with the SEC. Neither Bitcoin Shop nor any of its affiliates undertakes any obligation to update and forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

This document does not constitute and should not be interpreted as either a recommendation or advice, including investment, financial, legal, tax, regulatory or accounting advice. You should conduct your own independent investigation as to the economic, financial, regulatory, tax and accounting implications of an investment in Bitcoin Shop's securities, and you should consult your own attorney, business advisor, accounting and tax advisor for legal, business, accounting, regulatory or tax advice regarding an investment in Bitcoin Shop.

Bitcoin Shop files annual, quarterly and current reports, and other information with the SEC. Our filings with the SEC contain important information regarding Bitcoin Shop, its business, financial condition, results of operations and prospects. You should assume that information contained in any of our filings with the SEC is only accurate as of the date specified in such filings. Our business, financial condition, results of operations and prospects may have changed materially since any such date. You are advised to carefully review the description of our business and the "Risk Factors" set forth in our Annual Report filed on Form 10-K filed with the SEC on March 28, 2014.

Summaries of documents contained herein and in our filings with the SEC may not be complete and are qualified in their entirety by reference to the complete text of such document. In making an investment decision, you must rely on your own examination of these documents and such additional due diligence as you deem appropriate. We have not authorized any other person to provide you with information that is different from the information contained in our filings with the SEC. If anyone provides you with different or inconsistent information, you should not rely on it.

Our filings with the SEC are available to the public on, and may be reviewed at, the SEC's internet website http://www.sec.gov and on Bitcoin Shop's web site (www.bitcoinshop.us).

You may also read and copy any document that Bitcoin Shop files with the SEC at the SEC's Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549.

Table of Contents

Investment Highlights

- Bitcoin Shop, Inc ("Bitcoin Shop") is an early mover in the virtual currency ecosystem and one of first U.S. publicly traded companies in the space
- We plan to build a virtual currency ecosystem by using ecommerce as an on-ramp
- Bitcoin Shop offers over 140,000 products for sale and plans to expand its product offerings and vendor base
- Bitcoin Shop does not have inventory or a logistics chain but rather leverages its vendor's resources
- Virtual currency acceptance and regulatory guidance indicates the potential for an increase in opportunities within the industry
- Management team offers the right combination of capital markets experience, industry expertise, and business leadership

Bitcoin Shop, Inc.

Industry and Market Overview

U.S. Ecommerce Market Overview

- Ecommerce represented only 6% of total U.S. retail sales in 2012 leaving significant growth opportunities*
- Electronics and apparel/accessories estimated to account for approximately 46% of U.S. ecommerce sales by 2016*
- Books, movies and videos forecasted to grow at 16.3% CAGR through 2017*
- Large retail categories like auto and food/beverage have lower sales online indicating room for growth*

**Source: "US Retail Ecommerce: 2013 Forecast and Comparative Estimates", eMarketer*

U.S. Online Retail Forecast (billions)



$157
$176
$197
$218
$240
$259
$279
2009
2010
2011
2012
2013
2014
2015

Source: Forrester Research, Inc.

U.S. Online Sales by Category



25%
19%
12%
5%
4%
3%
2%
30%
Consumer electronics and appliances
Apparel
Media, toys, and games
Food and drink
Furniture and homeware
Beauty and personal care
Home improvement and home care
Other

Source: ATKearney The 2013 Global Retail Ecommerce Index™

Bitcoin Ecosystem

Peer-to-Peer Decentralized Worldwide Network



What is Bitcoin? Bitcoin is the most mature cryptocurrency

What is a cryptocurrency? A cryptocurrency is a type of digital currency that relies on cryptography, peer-to-peer networking, and decentralization

Universal

CIRCLE · coinbase · coinplug

Mining and Cloud Hashing



- BitFury Extreme Performance
- BUTTERFLYLABS
- CLOUDHASHING mining pool
- COINTERRA
- HashFast
- KnCMiner

Wallets



- BitVault
- BitGo
- ARMORY
- BLOCKCHAIN
- MULTIBIT
- xapo

Exchanges



- BITFINEX INVEST IN THE FUTURE
- BITSTAMP
- BTCChina
- OKCOIN 最专业的比特币交易平台

Payment Processors



- GOCOIN International Payments Platform
- BIPS
- bitpay
- Coinkite

ATMs and Financial Services



- expresscoin
- bitxatm
- freshpay
- COINFIRMA
- cryptex card
- LAMASSU BITCOIN VENTURES
- xapo

Distribution of Venture Capital Investment


Investment Distribution
Exchanges 21.8%
Payment Processors 20.2%
Wallets 11.6%
Universal 31.7%
Mining Hardware 7.1%
Financial Services 7.6%


# of Companies
Payment Processors 5
Wallets 5
Universal 4
Mining Hardware 3
Financial Services 10
Exchanges 14

Sector	Total Invested ($m)	# of Companies	Average Investment ($m)
Payment Processors	$37.2	6	$6.2
Exchanges	$40.2	14	$2.9
Financial Services	$14	10	$1.4
Mining Hardware	$13.1	3	$4.4
Universal	**$58.5**	**3**	**$19.5**
Wallets	$21.4	5	$4.3
Total	**$184.4**	**41**	**$4.5**

Source: Coindesk.com, as of 5/21/2014

Virtual Currency Landscape

Currencies are typically compared using common categories describing the total value and capacity of each specific currency at their fullest designed utilization

Coin		Market Cap USD	USD Exchange Rate	Total Supply	Features
	Bitcoin (BTC)	**$6,832,636,557**	$533.54	12,806,225	First and largest currency
	Litecoin (LTC)	**$325,990,814**	$11.39	28,610,704	Follows Bitcoin model, mining much faster
	Peercoin (PPC)	**$52,487,480**	$2.45	21,420,999	Socially responsible by using energy efficient mining algorithm
	Nxt (NXT)	**$36,862,856**	$0.036863	999,997,096	First nationally sponsored currency (Cyprus)
	DogeCoin (DOGE)	**$33,295,962**	$0.000421	79,030,071,278	Typically smaller transaction sizes
	Ripple (XRP)	**$27,611,016**	$0.003532	7,817,888,647	Centralized model, distributing vs. mining

Source: Coinmarketcap.com
Data as of: 5/22/2014

Virtual Currency Acceptance

- Financial services and technology industry leaders such as Bank of America and IBM are applying for patents and issuing guidance as economic opportunities in the virtual currency sector rise
- Financial Crimes Enforcement Network ("FinCEN") has issued guidance on several topics and New York State financial regulators have acknowledged the existence and use of virtual currencies
- In March 2014 the IRS stated that virtual currency is to be treated as property for U.S. federal tax purposes
- Institutional investment in virtual currency companies is led by well known venture capital and technology stakeholders such as Andreessen Horowitz, Accel Partners, Lightspeed Venture Partners, Index Ventures, Tim Draper, Steve Case and Google Ventures
- Early adopter online retailers have started to implement virtual currency transactions pressuring competitors to adopt a solution
  - Overstock and TigerDirect announced acceptance of Bitcoin in January 2014

Industry Should Favor Ecosystem Providers



Growth
Ecosystem Providers
Aggregate Solution Providers
Growth Ceiling
Single Solution Providers May Hit Growth Ceiling
Wallets, Exchanges, Processors, Mining, Financial Services
Time

Bitcoin Shop, Inc.

Corporate Overview

Company Profile – What We Currently Do

We provide a shopping and transaction experience across a variety of product categories for both consumers and sellers who have few alternatives to conduct virtual currency transactions, and complete end-to-end order fulfillment and customer service


Existing Vendors
amazon
Target Vendors
BIG BOX
Bitcoin Shop, Inc.
Customers

Growth Strategy & Timeline


Time
Development
Customer Acquisition
Monetization
Bitcoin Shop, Inc.

Development Phase: focus on R&D and build robust and scalable enterprise grade ecommerce platform as an on ramp for customer acquisition

- Add more vendors and products
- Integrate new service offerings
- Develop single account ecosystem access

Customer Acquisition Phase: focus on growing user base

- Drive site traffic and new users
- Deliver additional products and services designed to broaden engagement across our customer base

Monetization Phase: focus on monetizing user base

- Generate revenue from other service offerings
- Grow top and bottom line while maintaining lower fixed costs through scalable business model

Ecommerce Vendor Growth Initiatives


Product Source
On-Going Discussions
Researching
In Progress
Higher
Typical Margin
Lower
Manufacturers and Exclusives
Drop Shippers
Affiliate Programs
Estimated Sales & Products Offered

Development Status – Beta Testing in Progress

Select Features Currently Built and Undergoing Internal Beta Testing

- Front end/user interface
  - Redesign layout and navigation
  - Improve checkout and customer service workflow
  - Real time pricing across 3 virtual currencies
- Back end/platform architecture
  - Cloud-based, cluster-ready framework
  - API automation of certain processes
  - Complete database overhaul using NoSQL model
- Vendor diversification and product growth
  - Increase product offerings to millions
  - Increase vendors to over 10+


TESTING
BETA
TESTING

Key Accomplishments



2013
2014
June 28
Company Founded
September 1
Website Launched
January 13
Management Team Joins
February 5 & 6
Begins Trading as a Public Company & Raised $1.875M
February 13
BTCS.com Purchased
March 26
Strategic and Lead Investor in GoCoin LLC
April 1
Marcum appointed as Independent Public Accounting Firm
April 3
Dogecoin & Litecoin Accepted
May 21
BCS 2.0 Website Internal Beta Testing Starts

Non-Financial Metrics



Products Sold
1,400
1,200
1,000
800
600
400
200
0
88
1,266
434
3Q2013
4Q2013
1Q2014



Total Products Offered (1,000s)
160
140
120
100
80
60
40
20
0
30
135
143
3Q2013
4Q2013
1Q2014



Site Traffic (1,000s)
500
400
300
200
100
0
Unique Visits
Total Visits
Page Views
9
11
46
68
85
395
59
75
289
3Q2013
4Q2013
1Q2014



Total Registered Users
2,000
1,500
1,000
500
0
106
750
1,429
3Q2013
4Q2013
1Q2014

Notable Industry Comparables

Company	Type	Recent Investment Size	Valuation
Coinbase[1]	Universal	$25 million	$125 million
Bitpay[2]	Processor	$30 million	$160 million
Circle[3]	Universal	$17 million	Not Disclosed

Source:

1. *TechCrunch - December 12, 2013 (http://blogs.wsj.com/digits/2013/12/12/andreessen-boosts-bitcoins-legitimacy/)*
2. *Wall Street Journal - May 13, 2104 (http://online.wsj.com/news/articles/SB10001424052702303851804579558383014468104)*
3. *Wall Street Journal Blog - March 26, 2014*

Corporate Structure


Bitcoin Shop Inc.
(Nevada)
Minority Investment
100%
100%
Bitcoinshop.us LLC
(Maryland)
BTCS Acquisition Corp.
(Nevada)
GoCoin LLC
(Delaware)

- Formed to capitalize on acquisition opportunities
- Focus areas include:
  - Offer products which are not typically offered online
  - Technologies that are complementary to our business strategy
  - Diversify our revenue stream
  - Provide on-ramps for new users

Capitalization Table

Equity Cap Table*	Shares	% Basic	% Diluted
Common Shares			
Public Float	38,202,612	27.5%	23.4%
Founders & Management**	100,773,923	72.5%	61.7%
Total Common	138,976,535	100.0%	85%
Preferred Stock (as converted)			
Series B Preferred	12,560,700		7.7%
Series C Preferred	3,750,000		2.3%
Total Preferred	16,310,700		10%
Warrants			
Warrants (Strike @ $1.00, Expire 2/6/2017)	1,875,000		1.1%
Total Warrants	1,875,000		1.1%
Options (Unvested)			
Founders & Management (Strike @ $0.50)**	6,201,472		3.8%
Total Issued (Unvested) Options	6,201,472		3.8%
Total Diluted	**163,363,707**		**100.0%**

* As of: 5/22/2014

** The shares owned by management and founders are currently subject to a locked-up agreement until February 5, 2015, subject to certain leak out exceptions. Additionally, shares held by management are subject to restrictions imposed by Rule 144 under the Securities Act of 1933, as amended. Additional information regarding management lockup can be found in our public filings at sec.gov.

Management Team

Charles Allen, *Chief Executive Officer, Chief Financial Officer, and Director*

- Responsible for overall corporate strategy and direction as well as managing corporate finances
- Extensive experience in business strategy, investment banking, investing and capital markets transactions
- Strong engineering background with experience in the compound semiconductor field
- B.S. in Mechanical Engineering, Lehigh University, M.B.A. Mason School of Business at the College of William & Mary

Michal Handerhan, *Chief Operating Officer, Chairman of the Board of Directors and Co-Founder*

- Supports business and R&D strategy across the management team
- Team leader for the National Aeronautics and Space Administration ("NASA") in their Peer Review Services group and web 2.0 developer at NASA's Goddard Space Flight Center
- President and CEO of Meesha Media Group, LLC, delivering high-definition video services, web development, database management, and social media solutions
- B.S. in Computer Science, Czech Technical University

Tim Sidie, *Chief Technical Officer, Director and Co-Founder*

- Leading our technology development and platform architecture
- Software Engineer II at the Space Telescope Science Institute supporting Hubble Space Telescope and James Webb Space Telescope projects
- Software Engineer at NASA's Goddard Space Flight Center for the Direct Readout Laboratory, building software for earth observing satellite systems
- B.S. in Computer Science, Ursinus College

Charlie Kiser Jr., *Chief Marketing Officer*

- Responsible for our corporate marketing and business development strategy
- 15 years in management and C-level roles in marketing, sales, business development and operations
- Highlights include Chief Operating Officer for 60 Degrees Pharmaceuticals, Director of Sales and Business Development for Apiphany Inc., Vice President of Sales and Business Development for FortiusOne Inc./GeoIQ, Venture Mentor for AccelerateDC, the Washington, DC Economic Partnership Mentorship Program
- B.S./B.A in Finance, West Virginia University

Summary

- Bitcoin Shop, Inc ("Bitcoin Shop") is an early mover in the virtual currency ecosystem and one of first U.S. publicly traded companies in the space
- We plan to build a virtual currency ecosystem by using ecommerce as an on-ramp
- Bitcoin Shop offers over 140,000 products for sale and plans to expand its product offerings and vendor base
- Bitcoin Shop does not have inventory or a logistics chain but rather leverages its vendor's resources
- Virtual currency acceptance and regulatory guidance indicates the potential for an increase in opportunities within the industry
- Management team offers the right combination of capital markets experience, industry expertise, and business leadership

Contact Info

Charles Allen
Chief Executive Officer

Investor Contact Info
ir@bitcoinshop.us
(202) 430-6576